Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

CLEANCORE GLOBAL LIMITED

10% SUBORDINATED PROMISSORY NOTE

US $800,000	April 15, 2025

FOR VALUE RECEIVED, CleanCore Global Limited, an Irish corporation (the “Company”), promises to pay to Sanzonate Europe Ltd. (the “Holder”) the principal sum of Eight Hundred Thousand Dollars ($800,000.00) in lawful money of the United States of America, with simple interest payable thereon at the rate of ten percent (10%) per annum. The unpaid principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the second (2nd) anniversary of the date of this 10% Subordinated Promissory Note (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Asset Purchase Agreement, dated as of February 21, 2025, as amended (the “Purchase Agreement”), among the Company, the Holder and Sanzonate Global Inc., pursuant to which the Company agreed to acquire all or substantially all of the assets of the Holder.

The following is a statement of the rights of the Holder of this 10% Subordinated Promissory Note (this “Note”) and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due on the Maturity Date.

2. Interest.

(a) Computation. Simple interest shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of ten percent (10%) per annum. Payments of interest only on the outstanding principal amount hereunder shall be due and payable quarterly in arrears commencing on June 1, 2025 and continuing on the first day of each calendar quarter thereafter through and including the Maturity Date. All unpaid principal and any accrued and unpaid interest shall be due on the Maturity Date. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve, 30-day months. If any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

(b) Taxes, Charges, and Expenses. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law. The Company shall bear sole responsibility for any costs or fees in connection with the payment of Interest with respect to this Note, including, but not limited to, wire transfer fees, bank check fees and escrow agent fees.

3. No Security. This Note is not secured by any assets of the Company.

4. Prepayment. The outstanding principal amount and accrued but unpaid interest thereon may be prepaid by the Company at any time or from time to time without penalty or premium.

5. Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) the Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) the Company shall default in any material manner in the observance or performance of any covenants or agreements set forth in any of the Transaction Documents; or

(c) the Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d) any court of competent jurisdiction issues an order declaring the Note or any provision thereunder to be illegal; or

(e) the confiscation, expropriation or nationalization by any governmental authority to which the Company is subject of any material property or assets of the Company; or

(f) the Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) file, permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 5(a) or for a period of thirty (30) calendar days in the case of events under Sections 5(b) through 5(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 5(f) above occurs, the principal of, and accrued interest on, the Note shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

6. Covenants of the Company.

(a) The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(i) take the necessary steps to preserve its corporate existence and its right to conduct business in all jurisdictions in which the nature of its business requires qualification to do business;

(ii) keep its books of account in accordance with international financial reporting standards;

(iii) maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

(iv) comply with the Certificate of Incorporation and Constitution or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject; and

(v) duly pay and discharge all taxes or other claims which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore.

(b) The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

7. Subordination.

(a) All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, the “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness (as defined below). No payment under the Junior Indebtedness shall be made by the Company, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any material “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Company is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and the Holder shall not be permitted to accelerate hereunder).

(b) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by the Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe the Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for the Holder.

(d) In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing where the Holder has actual knowledge of a Senior Indebtedness payment default shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Company and the Holder, the obligations of the Company under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 7, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 7, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Company with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Holder to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or create, renew or alter, the Senior Indebtedness, or otherwise amend or supplement in any manner the Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (iii) release any person liable or contingently liable in any manner for the payment or collection of the Senior Indebtedness; and/or (iv) exercise or refrain from exercising any rights against the Company or any other person.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 7, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holders of the Senior Indebtedness, or their representatives send written notice to Holder of same.

(i) Subject to the payment in full of all the Senior Indebtedness, the Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing, as any holder of Senior Indebtedness may require.

(k) For purposes hereof, “Senior Indebtedness” shall mean the indebtedness of the Company, in existence on the date hereof and set forth on Schedule 1, attached hereto and made a part hereof.

8. Mutilated, Destroyed, Lost or Stolen Note. If this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company evidence to its reasonable satisfaction of the destruction, loss or theft of such Note.

9. Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of counsel) incurred in connection with the enforcement and collection of this Note.

10. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest, as applicable, hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

11. Assignment. This Note shall not be assigned by either party without the express written consent of the other party. If consent is obtained, the rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors and assigns. To complete an assignment or transfer this Note for which consent has been obtained, the Holder shall deliver a completed and executed Form of Assignment attached hereto and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

12. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. No failure or delay on the part of Holder to exercise any right, power or privilege under this Note and no course of dealing between Company and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement.

14. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the internal laws of the State of Nevada without regard to conflict of law principles thereof. Any dispute shall be resolved in the state or federal courts located in the State of Nevada. The provisions of this Section 14 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

15. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

16. Headings. The descriptive headings contained in this Note are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be issued as of the date first above written.

CleanCore Global Limited

By:	/s/ Clayton Adams
Name:	Clayton Adams
Title:	Director

Form of Assignment

TO: CleanCore Global Limited

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________ (name), __________________________________________ (address), US$____________ of 10% Unsecured Promissory Notes (“Notes”) of CleanCore Global Limited (the “Company”), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company, and irrevocably appoints ___________________ the attorney of the undersigned to transfer the Notes on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

(Signature of Registered Note Holder)

(Print name of Registered Note Holder)

Instructions:

1.	Signature of Holder must be the signature of the person appearing on the face of the Note.

2.	If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

SCHEDULE 1

SENIOR INDEBTEDNESS

None.